Exhibit 99.1

Medley Capital Corporation Announces June 30, 2016 Financial Results; Board Declares Dividend of $0.22 Per Share for the Third Fiscal Quarter of 2016

NEW YORK, NY (August 9, 2016) – Medley Capital Corporation (NYSE: MCC) (the “Company”) today announced that its Board of Directors declared a dividend for the quarter ended June 30, 2016 of $0.22 per share, payable on September 23, 2016, to stockholders of record as of August 24, 2016. The dividend will be paid from earnings whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

Financial Results for the Quarter Ended June 30, 2016

Third Quarter Highlights

•	Net asset value (NAV) of $9.76 per share
•	Net income of $0.26 per share
•	Declared a dividend of $0.22 per share
•	Net investment income of $0.20 per share

Portfolio Investments

The total value of our investments was $1,042.5 million at June 30, 2016. During the quarter ended June 30, 2016, the Company had net repayments of $0.4 million. As of June 30, 2016, the Company had investments in securities of 63 portfolio companies with approximately 60.7% consisting of senior secured first lien investments, 28.4% consisting of senior secured second lien investments, 5.3% in unsecured debt and 5.6% in equities / warrants. As of June 30, 2016, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 12.0%.

Results of Operations

For the three and nine months ended June 30, 2016, the Company reported net investment income of $0.20 and $0.74 per share, calculated based upon the weighted average shares outstanding. As of June 30, 2016, the Company’s NAV was $9.76 per share.

Investment Income

For the three months ended June 30, 2016, gross investment income was $28.4 million and consisted of $27.4 million of portfolio interest income, $0.4 million of dividend income, net of provisional taxes, and $0.6 million of fee income.

For the nine months ended June 30, 2016, gross investment income was $93.6 million and consisted of $87.7 million of portfolio interest income, $0.4 million of dividend income, net of provisional taxes, and $5.5 million of fee income.

Expenses

For the three months ended June 30, 2016, total expenses net of management and incentive fee waiver were $17.5 million and consisted of the following: base management fees net of fees waived under the Fee Waiver Agreement of $4.6 million, incentive fees net of the reversal of a portion of fees previously waived under the Fee Waiver Agreement of $3.0 million, interest and financing expenses of $7.7 million, professional fees of $0.6 million, administrator expenses of $1.0 million, directors fees of $0.1 million, and other general and administrative related expenses of $0.5 million.

For the nine months ended June 30, 2016, total expenses net of management and incentive fee waiver were $52.4 million and consisted of the following: base management fees net of fees waived under the Fee Waiver Agreement of $14.8 million, incentive fees net of fees waived under the Fee Waiver Agreement of $8.0 million, interest and financing expenses of $22.6 million, professional fees of $1.8 million, administrator expenses of $2.9 million, directors fees of $0.4 million, and other general and administrative related expenses of $1.9 million.

Net Investment Income

For the three months and nine months ended June 30, 2016, the Company reported net investment income of $11.0 million and $41.2 million, or $0.20 and $0.74 on a weighted average per share basis, respectively.

Net Realized and Unrealized Gains/Losses

For the three and nine months ended June 30, 2016, the Company reported net realized losses of $29.2 million and $23.7 million, respectively.

For the three months ended June 30, 2016, the Company reported net unrealized appreciation including the provision for income taxes on unrealized loss on investments of $32.2 million.

For the nine months ended June 30, 2016, the Company reported net unrealized depreciation including the provision for income taxes on unrealized loss on investments of $42.2 million.

Liquidity and Capital Resources

As of June 30, 2016, the Company had a cash balance of $11.9 million and $27.8 million of debt outstanding before netting out debt issuance costs under its $343.5 million senior secured revolving credit facility.

As of June 30, 2016, before netting out debt issuance costs, the Company had $174.0 million of debt outstanding under its senior secured term loan credit facility, $150.0 million outstanding in SBA-guaranteed debentures, $40.0 million outstanding in aggregate principal amount of 7.125% senior notes due 2019, $74.0 million outstanding in aggregate principal amount of 6.5% senior notes due 2021 and $63.5 million outstanding in aggregate principal amount of 6.125% senior notes due 2023.

Dividend Declaration

On August 7, 2016, the Company’s Board of Directors declared a quarterly dividend of $0.22 per share payable on September 23, 2016 to holders of record as of August 24, 2016.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, August 9, 2016.

All interested parties may participate in the conference call by dialing (888) 637-5728 approximately 5-10 minutes prior to the call, international callers should dial (484) 747-6636. Participants should reference Medley Capital Corporation and the Conference ID: 47721397. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company's website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	As of
	June 30, 2016	September 30, 2015
	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $969,240 and $1,175,785, respectively)	$920,130	$1,131,894
Controlled investments (amortized cost of $161,532 and $86,756, respectively)	112,361	74,198
Affiliated investments (amortized cost of $10,000 and $10,000, respectively)	10,000	10,000
Total investments at fair value	1,042,491	1,216,092
Cash and cash equivalents	11,853	15,714
Interest receivable	8,287	9,543
Fees receivable	2,315	1,390
Other assets	1,082	556
Receivable for dispositions and investments sold	778	579
Deferred offering costs	243	208
Total assets[1]	$1,067,049	$1,244,082

LIABILITIES
Revolving credit facility payable[1]	$24,608	$188,540
Term loan payable[1]	172,017	171,563
Notes payable[1]	172,635	101,175
SBA debentures payable[1]	146,304	145,794
Management and incentive fees payable	7,591	9,963
Interest and fees payable	3,110	1,314
Accounts payable and accrued expenses	2,654	2,504
Deferred tax liability	2,490	1,797
Administrator expenses payable	966	1,001
Deferred revenue	272	402
Due to affiliate	37	109
Total liabilities[1]	$532,684	$624,162

NET ASSETS
Common stock, par value $0.001 per share, 100,000,000 common shares authorized,
54,763,411 and 56,337,152 common shares issued and outstanding, respectively	$55	$56
Capital in excess of par value	707,496	718,241
Accumulated undistributed net investment income	11,472	20,352
Accumulated net realized gain/(loss) from investments	(84,325)	(60,626)
Net unrealized appreciation/(depreciation) on investments, net of deferred taxes	(100,333)	(58,103)
Total net assets	534,365	619,920

Total liabilities and net assets[1]	$1,067,049	$1,244,082

NET ASSET VALUE PER SHARE	$9.76	$11.00

[1]	On January 1, 2016 we adopted Accounting Standards Update (“ASU”) 2015-03 which requires that debt issuance costs related to a recognized debt liability to be presented on the balance sheet as a direct deduction from the carrying amount of the debt liability rather than as an asset. Adoption of ASU 2015-03 requires the changes be applied retrospectively.

Medley Capital Corporation

Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the three months		For the nine months
	ended June 30		ended June 30
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME:
Interest from investments
Non-controlled/non-affiliated investments:
Cash	$22,708	$30,443	$76,109	$94,066
Payment-in-kind	1,723	2,270	5,297	5,905
Affiliated investments:
Cash	167	167	500	972
Payment-in-kind	-	-	-	190
Controlled investments:
Cash	822	399	1,700	1,193
Payment-in-kind	2,020	491	4,147	1,443
Total interest income	27,440	33,770	87,753	103,769
Dividend income, net of provisional taxes ($512 and $144, respectively)	333	107	333	107
Interest from cash and cash equivalents	4	2	16	4
Fee income	635	2,085	5,452	8,708
Total investment income	28,412	35,964	93,554	112,588

EXPENSES:
Base management fees	4,657	5,546	14,880	16,876
Incentive fees	2,794	4,310	9,859	13,846
Interest and financing expenses	7,680	6,160	22,571	18,765
Administrator expenses	966	1,066	2,925	3,186
Professional fees	638	905	1,827	2,277
General and administrative	325	462	1,488	1,396
Directors fees	133	135	397	433
Insurance	124	140	395	426
Expenses before management and incentive fee waivers	17,317	18,724	54,342	57,205
Management fee waiver	(40)	-	(112)	-
Incentive fee waiver	181	-	(1,871)	-
Total expenses net of management and incentive fee waivers	17,458	18,724	52,359	57,205
NET INVESTMENT INCOME	10,954	17,240	41,195	55,383

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	(29,177)	(9,010)	(23,699)	(18,628)
Net unrealized appreciation/(depreciation) on investments	32,285	427	(41,831)	(34,137)
Change in provision for deferred taxes on unrealized gain on investments	(40)	(284)	(399)	(778)
Net gain/(loss) on investments	3,068	(8,867)	(65,929)	(53,543)

NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$14,022	$8,373	$(24,734)	$1,840

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS
PER COMMON SHARE	$0.26	$0.14	$(0.44)	$0.03
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME
PER COMMON SHARE	$0.20	$0.30	$0.74	$0.95
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING
- BASIC AND DILUTED	54,763,411	57,859,274	55,618,719	58,363,128
				.
DIVIDENDS DECLARED PER COMMON SHARE	$0.30	$0.30	$0.90	$0.97

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that trades on the New York Stock Exchange (NYSE: MCC). Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. In many of our investments, we receive warrants or other equity participation features, which we believe will increase the total investment returns. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY). Medley is a credit-focused asset management firm offering yield solutions to retail and institutional investors. Medley's national direct origination franchise, with over 80 people, is a premier provider of capital to the middle market in the U.S. Medley has over $5 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE: MCC) and Sierra Income Corporation, as well as private investment vehicles. Over the past 14 years, we have provided in excess of $6 billion capital to over 300 companies across 35 industries in North America. For additional information, please visit Medley Management Inc. at www.mdly.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Investor Relations Contact:
Sam Anderson

Head of Capital Markets & Risk Management
Medley Management Inc.
212.759.0777

Media Contact:
Liz Bruce
Fitzroy Communications
212.498.9197